                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                        GTE INTERNETWORKING INCORPORATED

1.       The name of the corporation is GTE Internetworking Incorporated.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the Delaware Corporation Code.

4. The total number of shares of common stock which the corporation shall have authority to issue is 500 shares. These shares shall have a par value of $1.00 per share.

5. To the fullest extent permitted by the General Corporation Law of Delaware as it now exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

6. The name and mailing address of the incorporator is David S. Kauffman, One Stamford Forum, Stamford, Connecticut 06904.

7.       The corporation is to have perpetual existence.

8. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of September, 1997.



                                          /s/ David S. Kauffman
                                       ------------------------
                                          David S. Kauffman


STATE OF CONNECTICUT                )
                                    ) ss.:  Stamford
COUNTY OF FAIRFIELD                 )

         On this 11th of September, 1997, personally appeared before me David S. Kauffman, personally known to me, and he did acknowledge that he signed, sealed, this Certificate of Incorporation as his voluntary deed and deposed that the facts stated therein are true.


                                           /s/ Susan C. Cybashi
                                       ------------------------
                                              Notary Public
                                       My Commission Expires October 31, 1999

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                        GTE INTERNETWORKING INCORPORATED

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is GTE Internetworking Incorporated.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article[s] 1 hereof and by substituting in lieu of said Article[s] the following new Article[s]:

                  "1.      The name of the corporation is Genuity Inc."

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242, 228 and 141 of the General Corporation Law of the State of Delaware.

Signed on this 5th of April, 2000.

                                                      /s/ David B. Monaghan, Jr.
                                                --------------------------------
                                                Name:  David B. Monaghan, Jr.
                                                Title: Vice President-Finance